EXHIBIT 4.1

                                INTERACTIVE DATA
                                  a company of
                        The Dun & Bradstreet Corporation
                                 14 WALL STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 306-6596
                                FAX 212-306-6698

October 25, 1995


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Unit Investment Trust Division
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Chase Manhattan Bank, N.A.
1 Chase Manhattan Plaza--3B
New York, New York 10081


Re: Corporate Income Fund
     Intermediate Term Series--50 Defined Asset Funds
     (A Unit Investment Trust) Units of Fractional Undivided Interest-Registered Under the Securities Act of 1933, File No. 33-52011)

Gentlemen:

     We have examined the Registration Statement for the above captioned Fund.

     We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus contained in the Post-Effective Amendment No. 1 to the Registration Statement for the above captioned Fund and to the use of the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                          Very truly yours,
                                          JAMES PERRY
                                          Vice President